                                                                   Exhibit 10.45

                     ASSIGNMENT AND ASSUMPTION OF LEASE AND
                       THIRD AMENDMENT TO LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment") is made and entered into as of 30th day of November, 2004, by and between Highwoods Non-Orlando, LLC, as trustee under an unrecorded land trust agreement, dated as of October 9, 2000, known as Tampa Properties Trust, by Highwoods Realty Limited Partnership as property manager, having an office at 3111 W. Dr. Martin Luther King, Jr. Boulevard, Suite 300, Tampa, Florida 33607, as successor in interest to Highwoods/Florida Holdings, L.P. ("Landlords") CompBenefits Corporation ("Assignor"), and CompBenefits Dental and Vision Company, a Florida corporation ("Assignee" or "Tenant").

                                   WITNESSETH

A. Landlord and Assignor entered into a Lease Agreement (the "Original Lease") dated June 8, 1994, subsequently modified and amended by a certain First Amendment to Lease Agreement dated December 3, 1998, and by a certain Second Amendment to Lease Agreement dated August 31, 2001 (such documents are collectively hereinafter referred to as the "Lease") and relating to certain premises (the "Premises") in the building known as Tower Place, having a street address of 1511 N. Westshore Boulevard, Tampa, Florida 33607 (the "Building").

B. Assignor desires to amend the Lease to, among other things, extend the term of the Lease until December 31, 2009, as to a portion of the Premises, and to assign its interest in and to the Lease and the Premises to Assignee. Landlord has agreed to consent to this amendment and assignment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the following provisions and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth hereinabove are true and correct, and such recitals and the Lease are incorporated herein by this reference.

2. Assignment and Assumption of Lease. (a) Assignor does hereby assign, transfer and set over unto Assignee all of its right, title and interest in and to the Lease and the Premises subject to the rental, terms, covenants and conditions thereof. Assignor represents, warrants and covenants with respect to the Lease:

          (i) that the Lease is valid and in full force and effect;

          (ii) that Assignor has the full right, power and authority to assign the Lease and has made no prior assignment thereof; and

          (iii) that Assignor shall indemnify and hold Assignee harmless with respect to the Lease insofar as any default, claim, liability, event or occurrence taking place prior to the date hereof is concerned.

     (b) Assignee does hereby acknowledge receipt of the Lease and does hereby accept and assume full responsibility, including direct performance, of all of Assignor's duties and obligations thereunder from and after the date hereof with respect thereto, and Assignee agrees to indemnify and hold Assignor harmless with respect thereto insofar as any default, claim, liability, event or occurrence hereafter taking place is concerned. Simultaneously herewith, Assignor has entered into that certain Guaranty whereby Assignor guarantees Assignee's obligations under the Lease, and Landlord does hereby release Assignor from all obligations under the Lease arising from and after the date of this Third Amendment, but Assignor shall remain liable for any default, claim, liability, event or occurrence arising prior to the date of this Third Amendment.

3. Leased Premises. Assignor currently leases Suites 610 and 620 on the sixth floor of the Building, Suite 870 on the eighth floor of the Building, and Suite 1000 on the tenth floor, consisting in the aggregate of 24,886 rentable square feet. Effective April 1, 2005, Suites 610 and 620 will be reduced by 1,573 rentable square feet (the "Teague Space") by virtue of the exercise of an option as to such space by Joe P. Teague, an adjacent tenant ("Teague") as shown on Exhibit A, Suites 610 and 620, as reconfigured and reduced, together with Suite 1000 as shown on Exhibit A (con't), consist in the aggregate of 18,451 rentable square feet and are sometimes hereinafter referred to collectively as the "Extension

                                                                      (initials)

Premises." Suite 870, which is currently subleased to John Hancock Life Insurance Company, consists of 4,862 rentable square feet. Landlord does hereby ratify and affirm its consent to the sublease.

4. Term. The Lease Term for Suites 610, 620, and 1000 is currently scheduled to terminate at midnight, December 31, 2004. The Lease Term for the Extension Premises is hereby extended and shall expire at midnight, December 31, 2009 (the "Extension Expiration Date"). Assignee shall continue to have the use of the Teague Space until the earlier of March 31, 2005, or such time as the Work defined in Lease Addendum Number One hereof has been completed and the Teague Space delivered to Teague such use to be free of rent but otherwise subject to the terms of the Lease. The period from January 1, 2005 (the "Extension Commencement Date") to the Extension Expiration Date shall hereinafter be referred to as the "Extended Term." The Lease Term for Suite 870 terminates at midnight, February 28, 2007, and is unaffected by this Third Amendment.

5. Rent. Base Rent for the Extension Premises for the Extended Term shall total $2,024,997.35, and has been determined as follows:

                     Area    Rate per     Monthly        Annual
Period              Leased    Sq. Ft.    Base Rent     Base Rent
------              ------   --------   ----------   -------------
1/1/05 - 1/31/05    18,451    $    0    $        0   $           0
2/1/05 - 12/31/05   18,451    $21.00    $32,289.25   $  355,181.75
1/1/06 - 12/31/06   18,451    $21.63    $33,257.93   $  399,095.16
1/1/07 - 12/31/07   18,451    $22.28    $34,257.36   $  411,088.32
1/1/08 - 12/31/08   18,451    $22.95    $35,287.54   $  423,450.48
1/1/09 - 12/31/09   18,451    $23.64    $36,348.47   $  436,181.64
   Total:                                            $2,024,997.35

Base Rent for Suite 870 shall remain unchanged, and as of January 1, 2005, shall be as follows:

                     Area    Rate per     Monthly       Annual
Period              Leased    Sq. Ft.    Base Rent    Base Rent
------              ------   --------   ----------   -----------
1/1/05 - 2/28/05     4,862    $23.24    $ 9,416.07   $112,992.88
3/1/05 - 2/28/06     4,862    $24.04    $ 9,740.21   $116,882.48
3/1/06 - 2/28/07     4,862    $24.76    $10,031.93   $120,383.12
   Total:                                            $350,258.48

The above amounts do not include applicable Florida State sales and use taxes, which taxes shall be paid by Assignee with each payment of Base Rent.

6. Tenant Improvements. Landlord shall provide Assignee with a tenant improvement allowance of $13.00 per rentable square foot of the Extension Premises (the "Allowance"). The Allowance and construction of tenant improvements shall be governed by the terms of Lease Addendum Number One attached hereto as a part hereof.

7. Additional Rent. During the Extended Term, Assignee's contribution toward Real Estate Taxes, Operating Expenses and utilities as to the Extension Premises shall be based upon Assignee's prorata share that exceeds the estimated tax and Operating Expenses for the year 2005, and shall be governed by the provisions of Lease Addendum Number Two attached hereto as a part hereof. Assignee's contribution toward Real Estate Taxes, Operating Expenses and utilities as to Suite 870 shall remain unchanged.

8. Renewal Option. Effective as of the end of the Extended Term, Assignee shall have the right and option to renew the Lease as to the Extension Premises for two additional periods of five (5) years each on the terms set forth in Lease Addendum Number Three attached hereto as a part hereof. Assignee shall have no right to extend the Lease Term as to Suite 870.

9. Right of First Offering. Subject to existing Tenant's rights, Assignee shall have a continuing right of first offering to lease (at Assignee's option) all adjacent space on the sixth floor of the Building when such space becomes available for lease. Landlord shall provide written notice prior to offering for lease such vacant space or space that will become available. Assignee shall then have five (5) business days within which to accept such space and fifteen (15) days within which to enter into a signed amendment to lease. Landlord's notice will include the proposed rental terms for such space. Rental rate and other Landlord concessions contained in the offering will be consistent with those then

                                                                      (initials)
offered on similar space in other Class A office buildings in the Westshore Business District. Assignee and Landlord acknowledge that the existing tenant(s) currently under lease on the sixth (6th) floor of the Building have renewal rights and Assignee's rights under this Right of First Offering shall be subject to those rights.

10. Assignment and Subletting.

     a. Landlord Consent. Assignee may not assign or encumber this Lease or its interest in the Premises or any portion thereof arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Factors in addition to the ones contained in Section 10 of the Original Lease that Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee, (ii) the proposed use of the Premises, (iii) whether the assignee or sublessee will vacate other space owned in the Building,
(iv) whether Landlord is negotiating with the proposed sublessee or assignee for a lease of other space in the Building unless such negotiation does not result in an executed lease within twelve (12) months after the date the space was offered to the proposed sublessee or assignee (for purposes of this Section 10(a)(iv), the terms "negotiation" or "negotiating" shall mean that Landlord and the proposed assignee or sublessee shall have exchanged at least one offer and counteroffer regarding such leasing), and (v) any non-standard renovations to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent.

     b. Definition of Assignment. For the purpose of this Section 10, the word "assignment" shall be defined and deemed to include the following: (i) if Assignee is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Assignee consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is an Assignee; (iii) if Assignee is a corporation, any dissolution or reorganization of Assignee, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Assignee other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Assignee; (iv) if Assignee is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Assignee's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Assignee is a publicly traded company, public trades or sales of the Assignee's stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

     c. Permitted Assignments/Subleases. Notwithstanding the foregoing, Assignee may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Assignee as of the date of this Third Amendment; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Assignee or to any entity that acquires all of Assignee's assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Assignee, is as creditworthy as the Assignee, and continues the same Permitted Use as provided hereunder.

     d. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

     e. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Assignee's rights hereunder may not become, and shall not be listed by Assignee as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

                                                                      (initials)

     f. Limitation on Rights of Assignee/Sublessee. Any sublease for which Landlord's consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, cancel the Lease, or similar options, unless specifically provided for in the consent.

     g. Assignee. Not Released. No assignment or sublease shall release Assignee of any of its obligations under this Lease.

     h. Landlord's Right to Collect Sublease Rents upon Assignee Default. If the Extension Premises (or any portion) is sublet and Assignee defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the sublessee. Assignee hereby assigns the right to collect the sublease rents to Landlord in the event of Assignee default. The collection of sublease rents by Landlord shall not relieve Assignee of its obligations under this Lease, nor shall it create a contractual relationship between sublessee and Landlord or give sublessee any greater estate or right to the Premises than contained in its sublease.

     i. Excess Rents. If Assignee, assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then one-half (1/2) of any such excess rent actually received by Assignee (net of brokerage commissions, improvement allowances, rental abatements and other incentives, and other transaction costs) shall be paid over to Landlord by Assignee.

     j. Landlord's Fees. Assignee shall pay Landlord an administration fee of $500.00 per assignment or sublease transaction for which consent is required.

     k. Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease and, at the option of Landlord, shall be void.

11. Non-Disturbance. After this Third Amendment is fully executed, Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from the present mortgagee of the real property and/or the Building on such mortgagee's standard form for such purposes, however, such efforts shall not require Landlord to commence litigation nor to expend any costs or expenses, including attorneys' fees in doing so, unless such costs and expenses are paid by Assignee.

12. Signage. Except as expressly provided in this Section 12. Assignee may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. All door, directory and other signage provided for herein shall be provided and installed by the Landlord in accordance with building standards at Assignee's expense. Notwithstanding the foregoing, Assignee shall be entitled to signage on the exterior building monument sign, lobby directory signage consistent with that serving other tenants of the Building, and signage at the entrances of the Premises. The cost of such signage will be paid from the Allowance.

13. Brokerage. Landlord and Assignee acknowledge and agree that Landlord will pay a brokerage fee in connection with the Third Amendment to Summit Advisors ("Broker") pursuant to separate agreement. Each of Landlord and Assignee represents and warrants to the other that it has not dealt with any other real estate broker, finder or other person other than Broker with respect to this Third Amendment. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party arising out of any breach by such indemnifying party of its representation and warranty contained in this Section 13. The provisions of this Paragraph 13 shall survive the termination of the Lease.

14. Parking. For Suites 610,620 and 1000, Tenant shall be entitled to use five
(5) parking spaces per 1,000 rentable square feet leased pursuant to Exhibit D of the Second Amendment.

15. Access to the Premises.

     a. Assignee's Access. Assignee, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Assignee shall be responsible for providing access to

                                                                      (initials)
the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Assignee's use of and access to the Premises during non-business hours compromise the security of the Building.

     b. Landlord's Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within three hundred sixty five (365) days prior to the Extension Expiration Date (as to the Extension Premises) or the Expiration Date (as to Suite 870) Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants.

     c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

16. Access Cards. In the event Assignee needs additional proximity cards, the first ten (10) cards issued to Assignee shall be at a cost of $15.00 per card and then $20.00 per additional card.

17. Radon Disclosure. The following is given to comply with Section 404.056(8), Florida Statutes: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

18. No Smoking. Assignee shall not allow any smoking in the Premises except in the rooms designed and constructed to accommodate smoking and to prevent smoke from entering the plenum or any other portion of the Premises or the Building. Landlord reserves the right to promulgate additional rules for the Building which may include fines upon tenants of the building who do not cause their employees and invitees to comply with rules prohibiting or limiting smoking in the Premises, the Building and/or areas adjacent to the Building.

19. Other Lease Provisions. Except as amended by this Third Amendment, the Lease and all of its terms and provisions shall remain in full force and effect. In the event of any conflict between the provisions of this Third Amendment and provision of the Lease, the provisions of this Third Amendment shall control. All capitalized terms herein shall have the same meanings as they have in the Lease, unless otherwise defined herein.

20. No Default by Landlord. Assignee hereby acknowledges that to the best of Assignee's current actual knowledge, without investigation or inquiry, as of the date of execution of this Third Amendment, there exists no defenses or offsets to enforcement of the Lease by Landlord and Landlord is not in default in the performance of the Lease. Landlord acknowledges that to the best of Landlord's current actual knowledge, without investigation or inquiry, as of the date of execution of this Third Amendment Assignee is not in default under the Lease.

21. Notice of Default. Notwithstanding any provision of the Lease to the contrary. Assignee shall be in default under this Lease if Assignee fails to pay when due any Base Rent, Additional rent, or any other sum of money which Assignee is obligated to pay, as provided in this Lease, within five (5) days after notice of such failure except that Landlord shall not be required to give more than two (2) such notices in any calendar year, and after the giving of such two notices in the same calendar year, Assignee's failure to pay when due any such payment within the same calendar year shall be deemed to constitute a default without the of notice.

22. Holding Over. Notwithstanding any provision of the Lease to the contrary, if Assignee holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-will. Assignee shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-will Assignee shall pay to Landlord (i) Base Rent at the rate equal to one hundred and fifty percent 150% of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease.

23. Florida Law. This Third Amendment and the Lease shall be construed and interpreted under the laws of the State of Florida.

                                                                      (initials)

24. Effective Date. The submission of this Amendment to Assignee for review does not constitute a reservation of or option for the Premises, and this Amendment shall become effective as a contract only upon the execution and delivery by both Landlord and Assignee. The date of execution shall be entered on the top of the first page of this Amendment by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Amendment, and shall be the date for use throughout this Amendment as the "Effective Date".

IN WITNESS WHEREOF, this Third Amendment has been duly executed by the parties hereto effective as of the Effective Date.

                                        LANDLORD:

WITNESSES:                              Highwoods Non-Orlando, LLC, a Delaware
                                        limited  liability  company, as trustee
                                        under an unrecorded land trust agreement dated October 9, 2000, known as Tampa
                                        Properties Trust


/s/ Alice Grimm                         By: Highwoods Realty Limited
-------------------------------------       Partnership, A North Carolina
Alice Grimm                                 limited partnership, as Agent
Print Name
                                        By: Highwoods Properties, Inc., a
                                            Maryland corporation, its sole
                                            general partner


/s/ Sue Wallace                         By: /s/ Stephen A. Meyers
-------------------------------------       ------------------------------------
SUE WALLACE                                 Stephen A. Meyers
Print Name                              Title: Vice President - Tampa
                                        Date: 11/30/04


                                        ASSIGNOR:
                                        CompBenefits Corporation

WITNESSES:


/s/ Alysia Jarrells                     By: /s/ BRUCE A. MITCHELL
-------------------------------------       ------------------------------------
Alysia Jarrells                             BRUCE A. MITCHELL
Print Name                              Print Name
                                        Title: EX VP
                                        Date: 11/18/04
/s/ Rosa M. Vichcales
-------------------------------------
Rosa M. Vichcales
Print Name

                                                                      (initials)

                                        ASSIGNEE:
                                        CompBenefits Dental and Vision Company

WITNESSES:
                                        By: /s/ BRUCE A. MITCHELL
                                            ------------------------------------
/s/ Alysia Jarrells                         BRUCE A. MITCHELL
-------------------------------------   Print Name
Alysia Jarrels                          Title: EX VP
Print Name                              Date: 11/18/04


/s/ Rosa M. Vichcales
-------------------------------------
Rosa M. Vichcales
Print Name

                                                                      (initials)

                                    EXHIBIT A
                                   [PREMISES]

                                  (FLOOR PLAN)

                                                                      (initials)

                               EXHIBIT A (CON'T)

                                   SUITE 1000

                                  (FLOOR PLAN)

                                                                      (initials)

                            LEASE ADDENDUM NUMBER ONE
                            [WORK LETTER: ALLOWANCE]

WORK LETTER. This Lease Addendum Number One (the "First Addendum") sets forth the rights and obligations of Landlord and Assignee with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Extension Premises ("Tenant Improvements"). The performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements. Assignee will continue to occupy the Premises during construction of the Tenant Improvements, which Landlord anticipates will be completed no later than March 31, 2005.

     In consideration of the mutual covenants hereinafter contained, Landlord and Assignee do mutually agree to the following:

     1. ALLOWANCE. Landlord agrees to provide an allowance of up to $13.00 per rentable square foot of the Extension Premises, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Extension Premises that will become a part of the Building (the "Allowance"). Assignee is fully responsible for the payment of all costs in connection with the Tenant Improvements in excess of the Allowance. Any portion of the Allowance not used to complete the Tenant Improvements may be applied by Assignee to purchase of Assignee's telecommunications equipment and facilities, voice and date cabling, moving expenses, security systems and furniture, the cost of which, up to the unused portion of the Allowance, will be reimbursed to Assignee upon presentation by Assignee to Landlord of paid invoices therefor. This Allowance is only available to Assignee for Assignee's use within three hundred sixty
(360) days of Extension Commencement Date ("Allowance Use Date"). Any portion of the Allowance not used by Assignee by the Allowance Use Date shall automatically terminate and be of no further use to Assignee.

     2. SPACE PLANNING, DESIGN AND WORKING DRAWINGS. Assignee has selected Schneider Wright, Inc. who shall coordinate with Alfonso Architects and Brady and Anglin Engineers ("Architect"), who will do the following at Assignee's expense (which expense may be deducted from the Allowance):

          a. Attend a reasonable number of meetings with Assignee to define Assignee's requirements.

          b. Complete construction drawings for Assignee's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule.

          c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Extension Premises.

          d. All plans and working drawings for the construction and completion of the Extension Premises (the "Plans") shall be subject to Landlord's prior written approval. Any changes or modifications Assignee desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Extension Premises, or which may affect the structural integrity of the Building or exceed the capacity of the Building mechanical, electrical or plumbing systems. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Assignee and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays. Landlord may condition its approval of the Plans if: (i) the estimated cost for any improvements under the Plan is more than the Allowance.

                                                                      (initials)

     3. TENANT PLAN DELIVERY DATE.

          a. Assignee shall work in good faith with Architect to complete an approved space plan for the Extension Premises within thirty (30) business days of execution of this Third Amendment.

          b. Assignee covenants and agrees work with Architect so that final Plans for the Tenant Improvements can be completed within sixty (60) business days of execution of this Third Amendment (the "Tenant Plan Delivery Date"). Time is of the essence in the delivery of the final Plans. It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Assignee any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the Tenant Improvements, to obtain required permits, and to substantially complete the Tenant Improvements within the time frame provided in this Third Amendment.

     4. WORK AND MATERIALS AT ASSIGNEE'S EXPENSE. On Assignee's behalf and in consultation with Assignee, Landlord shall select, from not less than three to five qualified candidates in a closed bid process, a licensed general contractor or contractors (the "Contractor") to construct and install the Tenant Improvements in accordance with the Plans (the "Work") at Assignee's expense (which expense may be deducted from the Allowance). Assignee agrees that the Contractor may be an affiliate of Landlord. Landlord shall coordinate and facilitate all communications between Assignee and the Contractor.

          a. Prior to commencing Work, Landlord shall submit to Assignee in writing the cost of the Work, which shall include (i) the Contractor's cost for completing the Work (including the Contractor's general conditions, overhead and profit). Assignee shall have five (5) business days to review and approve the cost of the Work. Landlord shall not authorize the Contractor to proceed with the work until the cost is mutually agreed upon and approved in writing and delivered to Landlord.

          b. Any changes in the approved cost of the Work shall be by written change order signed by the Assignee. Assignee agrees to process change orders in a timely fashion. Assignee acknowledges that the following items may result in change orders:

               i. Municipal or other governmental inspectors require changes to the Extension Premises such as additional exit lights, fire damper or whatever other changes they may require. In such event, Landlord will notify the Assignee of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Assignee.

               ii. Assignee makes changes to the Plans or requests additional work. Assignee will be notified of the cost and any delays that would result from the change by a change order signed by Assignee before the changes are implemented. Any delays caused by such changes shall not delay the Extension Commencement Date.

               iii. Materials are not readily available, require quick ship charges, or require substitution.

               iv. The upfit schedule requires Express Review to get permits, which will increase the costs of the permitting process.

          c. All work performed in connection with the construction of the Extension Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans.

     5. Intentionally omitted.

                                                                      (initials)

     6. ASSIGNEE DELAY.

               The following shall be considered a Assignee delay:

               i. Assignee's failure to approve the space plan within the time specified;

               ii. Assignee's failure to furnish to Landlord the final Plans on or before the Tenant Plan Delivery Date;

               iii. Assignee's failure to approve Landlord's cost estimates within the time specified;

               iv. Assignee's failure to timely respond to change orders;

               v. Assignee's changes in the Tenant Improvements or the Plans (notwithstanding Landlord's approval of any such changes);

               vi. Assignee's request for changes in or modifications to the Plans subsequent to the Tenant Plan Delivery Date;

               vii. Inability to obtain materials, finishes or installations requested by Assignee that are not part of the Building Standard Improvements;

               viii. The performance of any work by any person, firm or corporation employed or retained by Assignee; or

               ix. Any other act or omission by Assignee or its agents, representatives, and/or employees;

     7. ASSIGNEE IMPROVEMENT EXPENSES IN EXCESS OF THE ALLOWANCE. Assignee. agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Assignee will be billed for such costs and expenses as follows:
(i) FIFTY PERCENT (50%) of such costs and expenses shall be due and payable upon Assignee's approval of the cost estimates for the Tenant Improvements; and (ii) FIFTY PERCENT (50%) of such costs and expenses shall be due and payable when such work is substantially completed.

     8. REPAIRS AND CORRECTIONS. Landlord shall select a Contractor who will provide Assignee a one-year warranty from the date of delivery of the Extension Premises, transferable to Assignee, for defective workmanship and materials. All manufacturers' and builders' warranties with respect to the Work shall be issued to or transferred to Assignee, without recourse to the Landlord. Assignee shall repair or correct any defective work or materials installed by Assignee or any contractor other than the Contractor selected by Landlord, or any work or materials that prove defective as a result of any act or omission of Assignee or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

     9. INSPECTION OF EXTENSION PREMISES; POSSESSION BY ASSIGNEE. Prior to taking possession of the Extension Premises, Assignee and Landlord shall inspect the Extension Premises and Assignee shall give Landlord notice of any defects or incomplete work ("Punchlist").

     10. ASSIGNEE'S ACTIONS DURING CONSTRUCTION. Assignee shall coordinate with Contractor the construction of the Tenant Improvements so as to minimize Assignee's interference with the Work and to minimize to the extent practical under the circumstances the disruption of Assignee's operations during construction. Assignee shall not unreasonably interfere with or delay construction work on the Extension Premises.

                                                                      (initials)

                            LEASE ADDENDUM NUMBER TWO
                                  [BASE YEAR]

     ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. The provisions of this Lease Addendum Number Three shall apply only to the Extension Premises during the Extended Term, and shall not apply as to Suite 870, which shall continue to be governed by the provisions of the Lease in effect as of the date of this Third Amendment.

For the calendar year commencing on JANUARY 1, 2006, and for each calendar year thereafter, Assignee shall pay to Landlord, as Additional Rent, Assignee's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined).

     For purposes of calculating Assignee's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year 2005. Assignee's Proportionate Share shall be calculated by dividing the approximately 18,451 rentable square feet of the Extension Premises by the approximately 182,214 net rentable square feet of the Building, which equals 10.13%. If during any calendar year the occupancy of the rentable area of the Building is less than 95% full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy. Assignee's annual increase in its prorata share of Controllable Operating Expenses shall not exceed three percent (3%) of the prior year actual Controllable Operating Expense. Controllable Operating Expenses shall specifically exclude real estate taxes, assessments, insurance, utilities, and events of force majeure.

     For the calendar year commencing on JANUARY 1, 2006, and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Assignee a written statement of the amount of Assignee's Proportionate Share of any estimated increase in Operating Expenses and Assignee shall pay to Landlord, monthly or annually, Assignee's Proportionate Share of such increase in Operating Expenses. Within ninety (90) days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Assignee. Pursuant to the Annual Statement, Assignee shall pay to Landlord Additional Rent as owed or Landlord shall adjust Assignee's Rent payments if Landlord owes Assignee a credit. After the Extension Expiration Date, Landlord shall send Assignee the final Annual Statement for the Term, and Assignee shall pay to Landlord Additional Rent as owed or if Landlord owes Assignee a credit, then Landlord shall pay Assignee a refund. If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year then no additional rent shall be due on account of Operating Expenses, but Assignee shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Statement is sent to Assignee.

     The term "Base Year" shall mean the twelve month period beginning on the January 1, 2005, and ending on December 31, 2005.

     The term "Operating Expenses" shall mean all direct costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas as determined by generally accepted accounting principles, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers' commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement"). With reasonable prior written notice to Landlord, Assignee, at Assignee's cost and expense, shall have the right to audit the Operating Expenses once per year at Landlord's office in Tampa, Florida, provided such audit is completed within ninety (90) days after Assignee's receipt of the Annual Statement.

                                                                      (initials)

                           LEASE ADDENDUM NUMBER THREE

                           OPTION TO RENEW LEASE TERM

     1. Option to Extend. Assignee shall have the right and option to renew the Lease as to the Extension Premises (the "Renewal Option") for two additional periods of five (5) years each (the "Renewal Lease Terms") (a separate notice is required for each Renewal Lease Term); provided, however, such Renewal Option is contingent upon the following (i) Assignee is not in default at the time Assignee gives Landlord notice of Assignee's intention to exercise the Renewal Option; (ii) upon the Extension Expiration Date or the expiration of any Renewal Lease Term, Assignee has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; and (iv) Assignee or its assignee is occupying the Extension Premises. Following the expiration of the Second Renewal Term, Assignee shall have no further right to renew the Lease pursuant to this Addendum Number Three.

     2. Exercise of Option. Assignee shall exercise each Renewal Option by giving Landlord notice at least 270 days prior to the Expiration Date or the last day of any Renewal Lease Term. If Assignee fails to give such notice to Landlord prior to said SECTION 270 day period, then Assignee shall forfeit the Renewal Option. If Assignee exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Assignee's respective rights, duties and obligations shall be governed by the terms and conditions of the Lease. Time is of the essence in exercising the Renewal Option.

     3. Term. If Assignee. exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term "Term", as used in the Lease, shall mean the "Renewal Lease Term".

     4. Termination of Renewal Option on Transfer by Assignee. If Landlord consents to a sublease by Assignee, then the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.

     5. Base Rent for Renewal Lease Term. The Base Rent for the Renewal Lease Term shall be the Fair Market Rental Rate, determined as follows:

     Definition. The term "Fair Market Rental Rate" shall mean the market rental rate for the time period such determination is being made for office space in office buildings in the Tampa area ("AREA") of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Assignee; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Assignee will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Assignee in the AREA (such as moving expense allowance, free rent periods, and lease assumptions and take-over provisions, if any, but specifically excluding the value of improvements installed in the Extension Premises at Assignee's cost), and whether adjustments are then being made in determining the rental rates for renewals in the AREA because of concessions being offered by Landlord to Assignee (or the lack thereof for the Renewal Lease Term in question). For purposes of such calculation, it will be assumed that Landlord is paying a representative of Assignee a brokerage commission in connection with the Renewal Lease Term in question, based on the then current market rates.

     Determination. Landlord shall deliver to Assignee notice of the Fair Market Rental Rate (the "FMR Notice") for the Premises for the Renewal Lease Term in question within thirty (30) days after Assignee exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Assignee disagrees with Landlord's assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing within ten (10) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Assignee timely delivers to Landlord notice that Assignee disagrees with Landlord's assessment of the Fair Market Rental Rate, then Landlord and Assignee shall meet to attempt to determine the Fair Market Rental Rate. If Assignee and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Assignee notifies Landlord of Assignee's disagreement with Landlord's assessment thereof, then Landlord and Assignee shall each appoint an independent real estate broker with at least five (5) years' commercial real estate experience in the AREA market. The two

                                                                      (initials)
brokers shall then, within ten (10) days after their designation, select an independent third broker with like qualifications. If the two brokers are unable to agree on the third broker within such ten (10) day period, either Landlord or Assignee, by giving five (5) days prior notice thereof to the other, may apply to the then presiding Clerk of Superior Court of Hillsborough County for selection of a third broker who meets the qualifications stated above. Within twenty (20) business days after the selection of the third broker, a majority of the brokers shall determine the Fair Market Rental Rate. If a majority of the brokers is unable to agree upon the Fair Market Rental Rate by such time, then the two (2) closest evaluation shall be averaged and the average will be the Fair Market Rental Rate. Assignee and Landlord shall each bear the entire cost of the broker selected by it and shall share equally the cost of the third broker.

     Administration. If Assignee has exercised the Renewal Option and the Fair Market Rental Rate for the Renewal Lease Term has not been determined in accordance with this Lease Addendum Number Three by the time that Rent for the Renewal Lease Term is to commence in accordance with the terms hereof, then Assignee shall pay Rent for the Renewal Lease Term based on the Fair Market Rental Rate proposed by Landlord pursuant to this Lease Addendum Number Three until such time as the Fair Market Rental Rate has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Assignee such that Assignee is charged Rent based on the Fair Market Rental Rate (as finally determined pursuant to this Lease Addendum Number Three) for the Renewal Lease Term during the interval in question.

                                                                      (initials)

                                    GUARANTY

          This Guaranty is made as of the 18th day of November, 2004, by CompBenefits Corporation, a Delaware corporation (the "Guarantor"), whose address is 100 Mansell Court East, Suite 400, Roswell, Georgia 30076, in favor of HIGHWOODS NON-ORLANDO, LLC ("Landlord"), whose address is 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 (the "Guaranty").

     1. Lease. The "Lease" shall mean that certain Office Lease dated June 8, 1994, by and between Landlord and CompBenefits Corporation, subsequently assigned to Dental and Vision Company ("Tenant") for the property located at 1511 N. Westshore Boulevard, Tampa, Florida 33607 and all extensions, renewals, amendments, supplements or modifications thereto.

     2. Purpose and Consideration. The execution and delivery of this Guaranty by Guarantor is a condition to Landlord's entering into the Lease with Tenant and is made to induce Landlord to enter into the Lease. Tenant is a wholly-owned subsidiary of Guarantor, and Guarantor will realize a direct or indirect financial benefit by virtue of Tenant entering into the Lease.

     3. Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably, guarantees the compliance with and performance by Tenant of each of the provisions, covenants, agreements and conditions applicable to Tenant contained in the Lease and guarantees the full and prompt payment by Tenant of the Base Rent, Additional Rent and other amount payable by Tenant under the Lease, as and when the same become due, whether by acceleration or otherwise. This is a Guaranty of payment and not of collection.

     4. Guaranty as Independent. The obligations of Guarantor hereunder are independent of the obligations of Tenant, and Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Tenant and whether or not Tenant is joined in any action against Guarantor and that Landlord may pursue any rights or remedies it has under the Lease and under this Guaranty in any order or simultaneously or in any other manner.

     5. Authorizations to Landlord. Guarantor authorizes Landlord, without notice or demand and without affecting Guarantor's liability hereunder, from time to time to (i) change, amend, modify or alter any of the terms, covenants, agreements, or conditions contained in the Lease; (ii) extend or renew the Lease; (iii) change, renew, compromise, extend, accelerate or otherwise change the time for payment of any amounts payable under the Lease; (iv) consent to any assignment, sublease, pledge or transfer of the Lease by Tenant or of Tenant's interest in the Premises; (v) release Tenant and substitute any one or more parties as Tenants or sublessees under the Lease; (vi) waive or fail to take action with respect to any default by Tenant under the Lease; and (vii) waive or fail to take action with respect to any remedy under the Lease.

     6. Application of Payments Received by Landlord. Any sums of money that Landlord receives from or on behalf of Tenant may be applied by Landlord to reduce any indebtedness of Tenant to Landlord as Landlord, in its sole discretion, deems appropriate.

     7. Waiver by Guarantor. Guarantor hereby waives (i) any right to require Landlord to proceed against, give notice to or make demand upon Tenant; (ii) any right to require Landlord to pursue any remedy of Landlord; (iii) any right to participate in or to direct the application of any security held by Landlord; and (iv) any defense arising out of any disability or other defense of Tenant, including cessation, impairment, modification, or limitation, from any cause, of liability of Tenant or of any remedy for the enforcement of such liability.

     8. Subordination by Guarantors. Guarantor hereby agrees that any indebtedness of Tenant to Guarantor, whether now existing or hereafter created, shall be subordinated to any indebtedness of Tenant to Landlord.

     9. Notices and Demands. All notices and demands under this Guaranty shall be in writing and shall be deemed properly given and received when actually given and received three (3) business days after mailing, (i) if sent by registered or certified United States mail, postage prepaid, return receipt requested, addressed to the party to receive the notice or demand at the address set forth for such party in the first paragraph of this Guaranty or at such other address as either party may notify the other in writing or (ii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above. A copy of any notices given by Guarantor to Landlord shall be sent, to Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604.

     10. Payment of Costs of Enforcement. In the event any action or proceeding is brought to enforce this Guaranty and if Landlord is held entitled to recovery against Guarantor, Guarantor agrees to pay all costs and expenses of Landlord in connection with such action or proceeding, including reasonable attorneys' fees.

                                                                      (initials)

     11. Binding Effect. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.

     12. Severability. If any provision of this Guaranty shall be held invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby and there shall be deemed substituted for the affected provision, a valid and enforceable provision as similar as possible to the affected provision.

     13. Governing Law. This Guaranty shall be interpreted under and enforced according to the laws of the State in which the Premises are located.

     14. Captions for Convenience. The headings and captions hereof are for convenience only and shall be not considered in interpreting the provisions hereof.

     15. Unless otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Lease.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal the day and year first above written.

COMPBENEFITS CORPORATION,               Guarantor's address:
a Delaware corporation                  100 Mansell Court East, Suite 400
                                        Roswell, Georgia 30076


By: /s/ BRUCE A. MITCHELL
    ---------------------------------
Name: BRUCE A. MITCHELL
Title: EX VP
Dated: 11/18, 2004

STATE OF GEORGIA
                   ) ss:
COUNTY OF FULTON

          The foregoing instrument was acknowledged before me this 18th day of November, 2004, by Bruce A. Mitchell, as Ex. Vice President of CompBenefits Corporation, a Delaware corporation, on behalf of the corporation. Such officer is personally known to me or who has produced a valid driver's license as identification.


OFFICIAL NOTARIAL SEAL:                 /s/ Kimela S. Comstock
(SEAL)                                  ----------------------------------------
                                        Kimela S. Comstock
                                        (type, print, or stamp name)
                                        Notary Public

                                        My commission expires: January 27, 2006

                                        Commission No. N/A

                                                                      (initials)

                       FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the "Fourth Amendment") is made and entered into as of the 31st day of January, 2005 by and between Highwoods Non-Oriando, LLC, a Delaware limited liability company, as trustee under an unrecorded land trust agreement dated October 9, 2000, known as Tampa Properties Trust, having an office at 3111 W. Dr. Martin Luther King, Jr. Boulevard, Suite 300, Tampa, Florida 33607, ("Landlord") and CompBenefits Dental and Vision Company, as successor-in-interest to CompBenefits Corporation ("Tenant").

                                   WITNESSETH

A. Landlord and Tenant entered into a Lease Agreement (the "Original Lease") dated June 8, 1994, subsequently modified and amended by a certain First Amendment to Lease Agreement dated December 3, 1998, and by a certain Second Amendment to Lease Agreement dated August 31, 2001, and a certain Assignment and Assumption of Lease and Third Amendment to Lease Agreement, (such documents are collectively hereinafter referred to as the "Lease") and relating to certain premises (the "Premises") in the building known as Tower Place, having a street address of 1511 N. Westshore Boulevard, Tampa, Florida 33607 (the "Building").

B. Landlord and Tenant desire to amend the Lease to, among other things, correct the base rent for Suite 870, and related matters.

NOW, THEREFORE, in consideration of the following provisions and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth hereinabove are true and correct, and such recitals and the Lease are incorporated herein by this reference.

2. Rent. Article 5, entitled "Rent" of the Assignment and Assumption of Lease and Third Amendment to Lease Agreement is hereby revised with the following:

     Base Rent for Suite 870 shall remain unchanged, and as of January 1, 2005, shall be as follows:

                  Area    Rate per     Monthly       Period
Period           Leased    Sq. Ft.    Base Rent    Base Rent
------           ------   --------   ----------   -----------
1/1/05-2/28/05   4,862     $23.34    $ 9,456.59   $ 18,913.18
3/1/05-2/28/06   4,862     $24.04    $ 9,740.21   $116,882.48
3/1/06-2/28/07   4,862     $24.76    $10,031.93   $120,383.12
                                                  -----------
Total:                                            $256,178.78
                                                  ===========

     The above amounts do not include applicable Florida State sales and use taxes, which taxes shall be paid by Tenant with each payment of Base Monthly Rent.

3. Other Lease Provisions: Tenant Affirmation of Lease. Except as amended by this Amendment, the Lease and all of its terms and provisions shall remain in full force and effect. In the event of any conflict between the provisions of this Amendment and provision of the Lease, the provisions of the Fourth Amendment shall control. All capitalized terms herein shall have the same meanings as they have in the Lease, unless otherwise defined herein. Tenant hereby affirms and ratifies the Lease, and agrees to be bound by the terms of the Lease, as amended hereby.

4. No Default by Landlord. Tenant hereby acknowledges that to the best of Tenant's current actual knowledge, without investigation or inquiry, as of the date of execution of this Fourth

                                                                      (initials)

     Amendment, there exists no defenses or offsets to enforcement of the Lease by Landlord and Landlord is not in default in the performance of the Lease. Landlord acknowledges that to the best of Landlord's current actual knowledge, without investigation or inquiry, as of the date of execution of this Fourth Amendment Tenant is not in default under the Lease.

5. Florida Law. This Fourth Amendment and the Lease shall be construed and interpreted under the laws of the State of Florida.

6. Effective Date. The submission of this Amendment to Tenant for review does not constitute a reservation of or option for the Premises, and this Amendment shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Amendment by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Amendment, and shall be the date for use throughout this Amendment as the "Effective Date".

7. Interlineation. Whenever in this Lease any printed portion has been stricken, whether or not any related provision has been added, Landlord and Tenant specifically agree that this Lease shall be construed as if the provisions or material so stricken were never included herein, and that no inference shall be drawn from the provisions or material so stricken that would be inconsistent in any way with the construction or interpretation of this Lease which would be appropriate if such provisions or material had never been contained herein. Landlord and Tenant further agree that no inference shall be drawn from any provisions or material added that would be inconsistent in any way with the construction or interpretation of this Lease that would be appropriate if such provisions or material had been included in the original version of the Lease.

8. Joinder of Guarantor. By signature below, Guarantor does hereby agree to this modification of the Lease.

                           [SIGNATURE PAGE TO FOLLOW]

                                                                      (initials)

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed by the parties hereto effective as of the Effective Date.

WITNESSES:                              "LANDLORD":

                                        Highwoods Non-Orlando, LLC, a Delaware
                                        limited liability company, as trustee
                                        under an unrecorded land trust agreement dated October 9, 2000, known as Tampa Properties Trust


/s/ Alice Grimm                         By: Highwoods Realty Limited
-------------------------------------       Partnership, A North Carolina
Alice Grimm                                 limited partnership, as Agent
Print Name

                                        By: Highwoods Properties, Inc., a
                                            Maryland corporation, its sole
                                            general partner


/s/ Sue Wallace                         By: /s/ Stephen A. Meyers
-------------------------------------       ------------------------------------
Sue Wallace                                 Stephen A. Meyers
Print Name                              Title: Vice President - Tampa
                                        Date: 1/31/05


                                        "TENANT":
                                        COMPBENEFITS DENTAL AND VISION
                                        COMPANY
WITNESSES:

                                        /s/ BRUCE A. MITCHELL
/s/ Kimela S. Comstock                  ----------------------------------------
------------------------------------    Signature Line
Kimela S. Comstock                      By: BRUCE A. MITCHELL
Print Name                              Print Name
                                        Title: Ex VP
                                        Date: 1/13/05
/s/ Rosa M. Vichcales
-------------------------------------
Rosa M. Vichcales
Print Name

                                                                      (initials)

                                        "GUARANTOR":
                                        COMPBENEFITS CORPORATION
WITNESSES:

                                        /s/ BRUCE A. MITCHELL
/s/ Kimela S. Comstock                  ----------------------------------------
-------------------------------------   Signature Line
Kimela S. Comstock                      By: BRUCE A. MITCHELL
Print Name                              Print Name
                                        Title: Ex VP
                                        Date: 1/13/05
/s/ Rosa M. Vichcales
-------------------------------------
Rosa M. Vichcales
Print Name

                                                                      (initials)

                       FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Fifth Amendment") is made and entered into as of the 22nd day of May, 2006 by and between Highwoods Properties, Inc., a Maryland corporation, as trustee under an unrecorded trust agreement dated October 9, 2000, known as Tampa Properties Trust, having an office at 3111 W. Dr. Martin Luther King, Jr. Boulevard, Suite 300, Tampa, Florida 33607, ("Landlord") and CompBenefits Dental and Vision Company, a Florida corporation ("Tenant").

                                   WITNESSETH

A. Landlord's and Tenant's respective predecessors in interest entered into a Lease Agreement dated June 8, 1994 (the "Original Lease"); as amended by that certain First Amendment to Lease Agreement dated December 3, 1998 ("First Amendment"); as further amended by that certain Second Amendment to Lease Agreement dated August 31, 2001 ("Second Amendment"), as assigned and further amended by that certain Assignment and Assumption of Lease and Third Amendment to Lease Agreement dated November 30, 2004 ("Third Amendment"); and as further amended by that certain Fourth Amendment to Lease Agreement dated January 31, 2005 ("Fourth Amendment"); the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment hereinafter collectively referred to as the "Lease"; for those certain premises (the "Premises") in the building known as Tower Place, having a street address of 1511 N. Westshore Boulevard, Tampa, Florida 33607 (the "Building").

B. Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease with respect to a certain portion of the Premises until August 31, 2010.

NOW, THEREFORE, in consideration of the following provisions and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth hereinabove are true and correct, and such recitals and the Lease are incorporated herein by this reference.

2. Leased Premises. The term "Leased Premises" or "Premises" is hereby stated to be that portion of the Building known as Suites 610, 620 and 1000, collectively consisting of 18,451 rentable square feet; and that portion of the Building known as Suite 870, consisting of 4,862 rentable square feet, which Tenant currently subleases to John Hancock Life Insurance Company; for a total of 23,313 rentable square feet.

3. Term. The Lease Term for Suites 610, 620 and 1000, which is due to expire at midnight of December 31, 2009, is hereby changed and extended to, and shall now expire at, midnight of August 31, 2010. The period beginning on January 1, 2010, and ending on August 31, 2010, shall hereinafter be referred to as the "Third Renewal Term". The Lease Term for Suite 870 is due to expire at midnight of February 28, 2007, and is unaffected by this Fifth Amendment.

4. Rent. Base Rent for Suites 610, 620 and 1000 during the Third Renewal Term shall be as follows:

                    Area    Rate per     Monthly       Period
Period             Leased    Sq. Ft.    Base Rent    Base Rent
------             ------   --------   ----------   -----------
1/1/10 - 8/31/10   18,451    $23.64    $36,348.47   $290,787.76

     The above amounts do not include applicable Florida State sales and use taxes, which taxes shall be paid by Tenant with each payment of monthly Base Rent.

                                                                      (initials)

5. Landlord's Work. In connection with the extension of the Term for the Third Renewal Term, Landlord, at its sole cost and expense, will install a corridor on the 10th floor of the Building, as shown on the plan attached as Exhibit "A" to this Fifth Amendment.

6. Other Lease Provisions; Tenant Affirmation of Lease. Except as amended by this Fifth Amendment, the Lease and all of its terms and provisions shall remain in full force and effect. In the event of any conflict between the provisions of this Fifth Amendment and provision of the Lease, the provisions of the Fifth Amendment shall control. All capitalized terms herein shall have the same meanings as they have in the Lease, unless otherwise defined herein. Tenant hereby affirms and ratifies the Lease, and agrees to be bound by the terms of the Lease, as amended hereby.

4. No Default. Tenant hereby acknowledges that to the best of Tenant's current actual knowledge, without investigation or inquiry, as of the date of execution of this Fifth Amendment, there exists no defenses or offsets to enforcement of the Lease by Landlord and that Landlord is not in default in the performance of the Lease. Landlord acknowledges that to the best of Landlord's current actual knowledge, without investigation or inquiry, as of the date of execution of this Fifth Amendment, Tenant is not in default under the Lease.

5. Florida Law. This Fifth Amendment and the Lease shall be construed and interpreted under the laws of the State of Florida.

6. Effective Date. The submission of this Fifth Amendment to Tenant for review does not constitute a reservation of or option for the Premises, and this Fifth Amendment shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Fifth Amendment by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Fifth Amendment, and shall be the date for use throughout this Fifth Amendment as the "Effective Date".

7. Interlineation. Whenever in this Fifth Amendment any printed portion has been stricken, whether or not any related provision has been added, Landlord and Tenant specifically agree that this Fifth Amendment shall be construed as if the provisions or material so stricken were never included herein, and that no inference shall be drawn from the provisions or material so stricken that would be inconsistent in any way with the construction or interpretation of this Fifth Amendment which would be appropriate if such provisions or material had never been contained herein. Landlord and Tenant further agree that no inference shall be drawn from any provisions or material added that would be inconsistent in any way with the construction or interpretation of this Fifth Amendment that would be appropriate if such provisions or material had been included in the original version of the Lease.

8. Joinder of Guarantor. By signature below, Guarantor does hereby agree to this modification of the Lease.

                           [SIGNATURE PAGE TO FOLLOW]

                                                                      (initials)

IN WITNESS WHEREOF, this Fifth Amendment has been duly executed by the parties hereto effective as of the Effective Date.

WITNESSES:                              "LANDLORD":

                                        HIGHWOODS PROPERTIES, INC., a Maryland
                                        corporation, as trustee under an
                                        unrecorded trust agreement dated October
                                        9, 2000, known as Tampa Properties Trust


/s/ Alice Grimm
-------------------------------------
Alice Grimm
Print Name


                                        By: /s/ Stephen A. Meyers
                                            ------------------------------------
                                            Stephen A. Meyers
                                        Title: Vice President-Tampa
                                        Date: 5/22/06

/s/ illegible
-------------------------------------

-------------------------------------
Print Name


                                        "TENANT":
                                        COMPBENEFITS DENTAL AND VISION
                                        COMPANY

WITNESSES:


/s/ Kimela S. Comstock                  /s/ Bruce A. Mitchell
-------------------------------------   ----------------------------------------
Kimela S. Comstock                      Signature Line
Print Name                              By: Bruce A. Mitchell
                                        Print Name
                                        Title: Executive Vice President
/s/ Nancy E. Collins                    Date: 4/21/2006
-------------------------------------
Nancy E. Collins
Print Name

                                                                      (initials)

                                        "GUARANTOR":
WITNESSES:                              COMPBENEFITS CORPORATION


                                        /s/ Bruce A. Mitchell
                                        ----------------------------------------
/s/ Kimela S. Comstock                  Signature Line
-------------------------------------   By: Bruce A. Mitchell
Kimela S. Comstock                      Print Name
Print Name                              Title: Executive Vice President
                                        Date: 4/21/2006

/s/ Nancy E. Collins
-------------------------------------
Nancy E. Collins
Print Name

                                                                      (initials)

                                   (FLOOR PLAN)

A1
1 of 1
01/30/06

CompBenefits at Tower Place - Suite 1000
1511 North Westshore Blvd, Tampa, Florida 33607

                               Alfonso Architects
                                    INTERIORS
                    1901 East 7th Avenue Tampa, Florida 33605
                      Phone: 813 247 3332 Fax: 813 247 3335